Registration No. 333—

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ING GROEP N.V.
(Exact Name of Registrant as Specified in Its Charter)

The Netherlands (State or other jurisdiction of Incorporation or Organization)	Not Applicable (I.R.S. Employer Identification Number)
Amstelveenseweg 500
1081 KL Amsterdam
P.O. Box 810, 1000 AV Amsterdam
The Netherlands
Telephone: 31-20-541-54-11
(Address and telephone number of Registrant’s principal executive offices)
ING Financial Holdings Corporation
1325 Avenue of the Americas
New York, New York 10019
Telephone: 646-424-6154
(Name, address, and telephone number of agent for service)
Please send copies of all communications to:

William D. Torchiana, Esq. Sullivan & Cromwell LLP 24 rue Jean Goujon 75008 Paris France +33-1-7304-1000	Jeffrey Oakes, Esq. Davis Polk & Wardwell 99 Gresham Street London EC2V 7NG United Kingdom +44-20-7418-1300
     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ 333-84226
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐
CALCULATION OF REGISTRATION FEE

Title of Each Class	Amount to	Proposed Maximum Offering	Proposed Maximum	Amount of
of Securities to be Registered	be Registered	Price per Unit(1)	Aggregate Offering Price(1)	Registration Fee
Debt Securities	$120,000,000	100%	$120,000,000	$14,124.00

(1)	In accordance with Rule 457(o) under the Securities Act, the Registrant calculates the registration fee payable on the basis of the maximum aggregate offering price of the debt securities.

SIGNATURES
EXHIBITS
EX-5.1: OPINION OF DEBRAUW BLACKSTONE WESTBROEK N.V.
EX-5.2: OPINION OF SULLIVAN & CROMWELL LLP
EX-8.1: OPINION OF SULLIVAN & CROMWELL LLP
EX-8.2: OPINION OF KPMG MEIJBURG & CO.
EX-23.1: CONSENT OF ERNST & YOUNG ACCOUNTANTS
EX-23.2: CONSENT OF KPMG ACCOUNTANTS N.V.
EX-23.3: CONSENT OF ERNST & YOUNG REVISEURS D'ENTERPRISES S.C.C.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
     This Registration Statement is filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”) by ING Groep N.V. (the “Registrant”), pursuant to Rule 462(b) under the Act. This Registration Statement hereby incorporates by reference the contents of the Registrant’s Registration Statement on Form F-3, as amended (File No. 333-84226), including all exhibits thereto.
EXHIBITS
In addition to the exhibits incorporated by reference from the Registrant’s Registration Statement on Form F-3 (File No. 333-84226), the following exhibits are part of this registration statement and are filed herewith.

Number	Description
5.1	Opinion of De Brauw Blackstone Westbroek N.V. as to the validity of the Debt Securities.

5.2	Opinion of Sullivan & Cromwell LLP as to the validity of the Debt Securities (New York law).

8.1	Opinion of Sullivan & Cromwell LLP as to U.S. federal tax matters.

8.2	Opinion of KPMG Meijburg & Co. as to Dutch tax matters.

23.1	Consent of Ernst & Young Accountants.

23.2	Consent of KPMG Accountants N.V.

23.3	Consent of Ernst & Young Reviseurs d’Enterprises S.C.C.

23.4	Consent of De Brauw Blackstone Westbroek N.V. (included in Exhibit 5.1).

23.5	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.2).

23.6	Consent of Sullivan & Cromwell LLP (included in Exhibit 8.1).

23.7	Consent of KPMG Meijburg & Co. (included in Exhibit 8.2).

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, ING Groep N.V. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Amsterdam, The Netherlands, on September 16, 2005.

ING Groep N.V.

By:	/s/ Cees Maas

	Name:	Cees Maas
	Title:	Chief Financial Officer
     Pursuant to the requirements of the Securities Act of 1933, the registration statement has been signed by the following persons in the capacities indicated on September 16, 2005.

Name		Title	Date
/s/	*	Chairman of Executive Board	September 16, 2005

Michel J. Tilmant		(Principal Executive Officer)

/s/ Cees Maas		Vice-Chairman of Executive Board	September 16, 2005

Cees Maas		(Chief Financial Officer)

/s/	J.H. van Barneveld	Principal Accounting Officer	September 16, 2005

J. H. van Barneveld

/s/	Eric F. Boyer de la Giroday	Member of Executive Board	September 16, 2005

Eric F. Boyer de la Giroday

/s/	Fred S. Hubbell	Member of Executive Board	September 16, 2005

Fred S. Hubbell

/s/	Eli P. Leenaars	Member of Executive Board	September 16, 2005

Eli P. Leenaars

/s/	Alexander H.G. Rinnooy Kan	Member of Executive Board	September 16, 2005

Alexander H.G. Rinnooy Kan

/s/	Hans K. Verkoren	Member of Executive Board	September 16, 2005

Hans K. Verkoren

*By	/s/ Cees Maas

Cees Maas, as attorney in fact

     Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the authorized representative, solely in its capacity as the duly authorized representative of ING Groep N.V. in the United States, has duly caused this Registration Statement to be signed by the undersigned thereunto duly authorized in The City of New York, State of New York, on September 16, 2005.

ING FINANCIAL HOLDINGS CORPORATION

By:	/s/ John K. Egan

	Name:	John K. Egan
	Title:	CFO

EXHIBITS
     In addition to the exhibits incorporated by reference from the Registrant’s Registration Statement on Form F-3 (File No. 333-13558), the following exhibits are part of this registration statement and are filed herewith.

Number	Description
5.1	Opinion of De Brauw Blackstone Westbroek N.V. as to the validity of the Debt Securities.

5.2	Opinion of Sullivan & Cromwell LLP as to the validity of the Debt Securities (New York law).

8.1	Opinion of Sullivan & Cromwell LLP as to U.S. federal tax matters.

8.2	Opinion of KPMG Meijburg & Co. as to Dutch tax matters.

23.1	Consent of Ernst & Young Accountants.

23.2	Consent of KPMG Accountants N.V.

23.3	Consent of Ernst & Young Reviseurs d’Enterprises S.C.C.

23.4	Consent of De Brauw Blackstone Westbroek N.V. (included in Exhibit 5.1).

23.5	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.2).

23.6	Consent of Sullivan & Cromwell LLP (included in Exhibit 8.1).

23.7	Consent of KPMG Meijburg & Co. (included in Exhibit 8.2).